Exhibit 99.2

FOR IMMEDIATE RELEASE

ALLIED WORLD ANNOUNCES STRATEGIC CHANGES TO EXECUTIVE MANAGEMENT TEAM

ZUG, Switzerland, September 5, 2012 — Allied World Assurance Company Holdings, AG (NYSE: AWH) today announced strategic changes to its executive management team. Joan Dillard, currently the group’s Executive Vice President and Chief Financial Officer, will be retiring effective September 24, 2012. She will be succeeded by Thomas Bradley, formerly of Dorsey & Whitney LLC, as Executive Vice President and Chief Financial Officer. In addition, John Gauthier, Allied World’s Executive Vice President and Chief Investment Officer, will take on the additional role of President of Allied World’s financial services company, Allied World Financial Services, Inc. Mr. Gauthier will remain the company’s Chief Investment Officer.

Scott Carmilani, President and Chief Executive Officer of Allied World, commented, “It is with mixed emotion that we announce Joan’s retirement after over nine years of service with Allied World and more than 29 years of service in the industry. Joan has been an integral part of Allied World’s executive leadership team since she joined the company, and we are grateful for her numerous contributions. During her time as CFO, Allied World has maintained a strong track record of growth and profitability throughout the market cycle. I personally wish her all the best in her retirement.”

Mr. Carmilani continued, “We are also very pleased to announce that effective September 24, Tom Bradley will be joining us as Allied World’s new Chief Financial Officer. His expertise and superior business acumen make him uniquely qualified for this role. He inherits a strong finance department, and I am confident that he will help Allied World continue to grow during our next decade of business.”

Mr. Bradley joins Allied World from Dorsey & Whitney LLP, where he was Chief Financial Officer since 2011. Prior to that, he held a host of senior financial and operational positions at Fair Isaac Corporation, Zurich Financial Services, and USF&G Corporation/St Paul Companies.

Mr. Carmilani concluded, “Finally, we are pleased to announce that John Gauthier, our Chief Investment Officer, will be taking on the additional role of President of our recently formed financial services company. Since joining Allied World in 2008 from Goldman Sachs, John has managed our investment portfolio successfully despite the volatility of the marketplace. We look forward to further building out our traditional and alternative investment strategies under his leadership.”

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:

Faye Cook

VP, Marketing & Communications

+1-441-278-5406

faye.cook@awac.com

Investors:

Keith J. Lennox

Investor Relations Officer

+1-646-794-0750

keith.lennox@awac.com